SCHEDULE 14(a) INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant                       [X]
Filed by a party other than the Registrant    [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement           [ ]  Confidential, for Use of the
[X]  Definitive Proxy Statement                 Commission Only (as permitted by
[ ]  Definitive Additional Materials            Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12


                                FIBERSTARS, INC.
           ----------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


                                FIBERSTARS, INC.
           ----------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]     No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)     Title of each class of securities to which transactions applies:

(2)     Aggregate number of securities to which transactions applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)     Proposed maximum aggregate value of transaction:

(5)     Total fee paid:

        [ ]      Fee paid previously with preliminary materials.

        [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)     Amount previously paid:

(2)     Form, Schedule or Registration Statement No.:

(3)     Filing party:

(4)     Date filed:

---------------
* Set forth the amount on which the filing fee is calculated and state how it was determined.

                                   May 1, 2000

Dear Shareholder:

         This year's annual meeting of shareholders will be held on May 24, 2000 at 2:00 P.M., local time, at the Mandarin Oriental Hotel, 222 Sansome Street, San Francisco, CA 94104. You are cordially invited to attend.

         The Notice of Annual Meeting of Shareholders and a Proxy Statement, which describe the formal business to be conducted at the meeting, follow this letter.

         After reading the Proxy Statement, please promptly mark, sign, and return the enclosed proxy in the prepaid envelope to assure that your shares will be represented. Your shares cannot be voted unless you date, sign, and return the enclosed proxy or attend the annual meeting in person. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our shareholders are important.

         A copy of the Company's 1999 Annual Report is also enclosed.

         The Board of Directors and Management look forward to seeing you at the annual meeting.


                                                     Very truly yours,

                                                     /s/ David N. Ruckert
                                                     ---------------------------
                                                     David N. Ruckert
                                                     Chief Executive Officer

                                FIBERSTARS, INC.
                                44259 Nobel Drive
                            Fremont, California 94538

                    Notice Of Annual Meeting Of Shareholders
                             To Be Held May 24, 2000


TO THE SHAREHOLDERS:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Fiberstars, Inc. (the "Company") will be held on May 24, 2000, at 2:00 P.M., local time, at the Mandarin Oriental Hotel, 222 Sansome Street, San Francisco, CA 94104, for the following purposes:

         1. To elect nine (9) directors to serve for the ensuing year and until their successors are elected and qualified;

         2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending December 31, 2000; and

         3. To consider and vote upon a proposal to increase the number of shares of the Company's Common Stock reserved for issuance under its 1994 Stock Option Plan.

         4. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         Only shareholders of record at the close of business on April 21, 2000 are entitled to notice of and to vote at the meeting and any adjournments or postponements thereof.


                                                FOR THE BOARD OF DIRECTORS

                                                /s/ David N. Ruckert
                                                --------------------------------
                                                Chief Executive Officer

Fremont, California
May 1, 2000

IMPORTANT: Please fill in, date, sign and promptly mail the enclosed proxy card in the accompanying post-paid envelope to assure that your shares are represented at the meeting. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

                                FIBERSTARS, INC.
                                44259 Nobel Drive
                            Fremont, California 94538

            INFORMATION CONCERNING SOLICITATION AND VOTING OF PROXIES

General

         The enclosed Proxy is solicited on behalf of the Board of Directors of Fiberstars, Inc., a California Corporation ("Fiberstars" or the "Company") for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on May 24, 2000 at 2:00 P.M., local time, or at any adjournments or postponements thereof, for the purposes set forth herein and in an accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Mandarin Oriental Hotel, 222 Sansome Street, San Francisco, CA 94104.

         The date of this Proxy Statement is May 1, 2000, the approximate date on which this Proxy Statement and accompanying form of proxy were first sent or given to Shareholders. The cost of soliciting these proxies will be borne by the Company. Regular employees and directors of the Company may solicit proxies in person, by telephone, or by mail. No additional compensation will be given to employees or directors for such solicitation. The Company will request brokers and nominees who hold stock in their names to furnish proxy material to beneficial owners of the shares and will reimburse such brokers and nominees for their reasonable expenses incurred in forwarding solicitation material to such beneficial owners.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use either by delivering to the Company (44259 Nobel Drive, Fremont, California 94538, Attention: David N. Ruckert) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. If a proxy is properly signed and not revoked, the shares it represents will be voted in accordance with the instructions of the shareholder.

Voting

         Generally, each share of Common Stock (as defined below) entitles its holder to one vote on matters to be acted upon at the Annual Meeting, including the election of directors. However, if, prior to the voting to elect directors, any shareholder gives notice at the Annual Meeting of his or her intention to cumulate his or her votes, and if the names of the candidate or candidates for whom that shareholder intends to vote have been placed in nomination prior to the voting, then all shareholders may cumulate their votes for candidates in nomination. This means that each shareholder may give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares he or she holds, or such shareholder may distribute that total number of votes among as many candidates as he or she thinks fit. The person authorized to vote shares represented by executed proxies in the enclosed form (if authority to vote for the election of directors is not withheld) will have full discretion and authority to vote cumulatively and to allocate votes among any or all of the nominees as he may determine or, if authority to vote for a specified candidate or candidates has been withheld, among those candidates for whom authority to vote has not been withheld. On all matters except the election of directors, each share carries one vote.

         Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Company's transfer agent, which will act as Inspector of Elections. The Inspector of Elections will also determine whether or not a quorum is present. Except with respect to the election of directors and except in certain other specific circumstances, the affirmative vote of a majority of shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) is required under California law for approval of proposals presented to shareholders. In general, California law also provides that a quorum consists of a majority of the shares entitled to vote, represented either in person or by proxy. The Inspector of Elections will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as not voting for purposes of determining the approval of any matter submitted to the shareholders for a vote.

         The shares represented by the proxies received, properly marked, signed, dated and not revoked will be voted at the Annual Meeting. Where such proxies specify a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specifications made. Any proxy in the enclosed form which is returned but is not marked will be voted FOR the election of directors, FOR the ratification of the appointment of the designated independent auditors, FOR approval of the proposal to amend the 1994 Stock Option Plan to increase the number of shares of the Company's Common Stock reserved for issuance under the 1994 Stock Option Plan and as the proxy holders deem advisable on other matters that may come before the meeting. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will not be considered as voting with respect to that matter. While there is no definitive statutory or case law authority in California concerning the proper treatment of abstentions and broker non-votes, the Company believes that the tabulation procedures to be followed by the Inspector of Elections are consistent with the general statutory requirements in California concerning voting of shares and determination of a quorum.

Record Date and Share Ownership

         Only shareholders of record at the close of business on April 21, 2000, will be entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. As of the record date, there will be 4,050,073 shares of Common Stock of the Company, par value $.0001 per share ("Common Stock"), issued and outstanding.


                      PROPOSAL NO. 1: ELECTION OF DIRECTORS

Nominees

         Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below, regardless of whether any other names are placed in nomination by anyone other than one of the proxy holders. If the candidacy of anyone or more of such nominees should, for any reason, be withdrawn, the proxy holders will vote in favor of the remainder of those nominated and for such substituted nominees, if any, as shall be designated by the proxy holders, or the number of directors to be elected at this time may be reduced by the Board of Directors. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve as a nominee or as a director if elected.

         If a quorum is present and voting, the nominees receiving the highest number of votes will be elected as directors at the Annual Meeting to serve until the next Annual Meeting and until their respective successors are elected or appointed. Abstentions and shares held by brokers that are present, but not voted because the brokers were prohibited from exercising discretionary authority, i.e., "broker non-votes," will be counted as present for purposes of determining if a quorum is present.

         As of the date of the Annual Meeting, the Company's Bylaws will provide for the election of nine (9) directors. The names of the nominees, their ages as of March 31, 2000, and their backgrounds are set forth below.


Name                                Age                     Director Since
----                                ---                     --------------
John B. Stuppin                     66                          1993

David N. Ruckert                    62                          1987

Theodore L. Eliot, Jr.              72                          1994

Michael Feuer, Ph.D.                57                          1991

B.J. Garet                          72                          1995

Wayne R. Hellman                    54                          1997

Name                                Age                     Director Since
----                                ---                     --------------
Philip Wolfson                      56                          1987

Jonathan Merriman                   39                          1999

Alan Ruud                           52                          1999


         Mr. Stuppin joined the Company as a director in February 1993 and was elected Chairman of the Board in May 1995. Since September 1987, Mr. Stuppin has served in various executive capacities with Neurological Technologies, Inc. ("NTI"), a biomedical development company he co-founded, and he currently serves as a director of NTI. Mr. Stuppin also has been an investment banker and a venture capitalist, with over 25 years of experience in the founding and management of companies active in emerging technologies.

         Mr. Ruckert joined the Company in November 1987 as President, Chief Operating Officer and a director. He has served as Chief Executive Officer of the Company since October 1988 and served as Secretary of the Company from February 1990 to February 1994. From June 1985 to October 1987, he was Executive Vice President of Greybridge, a toy company which he co-founded and that was acquired by Worlds of Wonder in 1987. Prior to that time, he was Executive Vice President of Atari from October 1982 to June 1984 and was a Manager/Vice
President  of  Bristol-Myers  Company in New York from  October  1966 to October
1982.

         Mr. Eliot has served as a director of the Company since May 1994. Mr. Eliot retired from the United States Department of State in 1978 with the rank of Ambassador. He served as the Dean of the Fletcher School of Law and Diplomacy from 1979 to 1985 and as Secretary General for the United States of the Bilderberg Meetings from 1981 to October 1993. Mr. Eliot also is a director of Raytheon Company and NTI, a biomedical development company.

         Dr. Feuer has served as a director of the Company since October 1991. Since March 1992, Dr. Feuer has been president of Santa Clara Associates, Inc., and a general partner of Pacific Technology Fund, a venture capital firm in Santa Clara, California. Prior to that time, Dr. Feuer was a technical partner of Santa Clara Associates, Inc., from September 1987 to February 1992. From April 1986 to September 1987, Dr. Feuer was President of Micro Integration Corp., an integrated circuit company. From January 1984 to April 1986, he served as Vice President, Engineering at Mentor Graphics, an electronic design automation company.

         Mr. Garet has served as a director of the Company since December 1995. From 1984 until his retirement in 1993, Mr. Garet served as Chairman of Hanson Lighting Group and Chief Executive Officer of USI Lighting. From 1973 to 1984, he served in several executive capacities with U.S. Industries, Inc., a diversified manufacturer of lighting and other products, where his responsibilities included eight operating divisions.

         Mr. Hellman has served as a director of the Company since September 1997. Since May 1995, Mr. Hellman has been chairman of the board and chief executive officer of Advanced Lighting Technologies, Inc. ("ADLT"). From 1983 until May 1995, Mr. Hellman founded a total of seventeen affiliated companies that specialize in the production and distribution of metal halide lighting systems, all of which were eventually acquired by ADLT. From 1968 until 1983, Mr. Hellman served in various capacities at General Electric, including Manager of Strategy Analysis for the GE Lighting Business Group, Manager of Engineering for the Photographic Lamp Department, and Manager of Metal Halide Product Engineering. While he was GE's Manager of Metal Halide Product Engineering, Mr. Hellman developed what remains the standard in metal halide technology.

         Dr. Wolfson has served as a director of the Company since January 1986. Dr. Wolfson has also served as a director and a consultant to NTI, a biomedical development company. He has been Assistant Clinical Professor at the University of California School of Medicine in San Francisco since 1986. Dr. Wolfson has maintained a private practice in psychiatric medicine since 1982.

         Mr. Merriman joined the Company as a director in August 1999. Mr. Merriman is the managing director and head of the Equity Capital Markets Group of First Security Van Kasper, an investment bank headquartered in San Francisco, California. He is a member of the First Security Van Kasper management committee, executive committee, commitment committee and the First Security Van Kasper Advisors investment committee. He serves on the boards of First Security Van Kasper, Brio Industries, BigStar Entertainment and Pacer Technologies. Prior to joining First Security Van Kasper in 1998, Mr. Merriman co-founded the hedge fund company Curhan, Merriman Capital Management, Inc. in 1989. He received a BA in Psychology from Dartmouth College.

         Mr. Ruud has served as a director of the Company since August 1999. He is vice chairman, president and COO of Advanced Lighting Technologies (ADLT), a firm that holds 33% of Fiberstars common shares. Mr. Ruud is also Chairman and CEO of Ruud Lighting, a lighting fixture company he founded in 1982. Prior to starting Ruud Lighting, Mr. Ruud founded SPI Lighting in 1975, which was subsequently sold to McGraw Edison in 1978, after which he served as Vice President for that firm until 1982. Mr. Ruud has received numerous awards throughout his career including Ernst & Young/Merrill Lynch 1991 Entrepreneur of the Year for the state of Wisconsin. He has a bachelor's degree in electrical engineering from The Milwaukee School of Engineering, and received an honorary doctorate from that school in 1991. He also has an MBA from the University of Chicago.

Board Meetings and Committees

         The Board of Directors held a total of five (5) meetings during the fiscal year ended December 31, 1999. The Board of Directors has an Audit and Finance Committee and a Compensation Committee. It does not have a nominating committee or a committee performing the functions of a nominating committee.

         The Audit and Finance Committee of the Board of Directors, which currently consists of directors Eliot, Feuer, Garet, and Stuppin, held one (1) meeting during fiscal year 1999. The Audit and Finance Committee reviews the results and scope of the audit and other services provided by the Company's independent auditors, and reviews the management of the Company's investments.

         The Compensation Committee of the Board of Directors currently consists of directors Eliot, Feuer, Garet, Stuppin and Wolfson, and held one (1) meeting during fiscal year 1999. The Compensation Committee makes recommendations concerning salaries and incentive compensation for employees of the Company and administers the Company's stock plans and determines the terms and conditions of stock option grants.

No incumbent director, except for director Hellman, attended fewer than eighty percent of the aggregate number of meetings of the Board of Directors and meetings of the committees of the Board of Directors on which he serves.

Director Compensation

         Each non-employee director receives $1000 per Board or Committee meeting attended to cover out-of-pocket expenses incurred in connection with such attendance. During the fiscal year ended December 31, 1999, Messrs. Eliot, Feuer, Garet, Hellman, Stuppin, Wolfson, Merriman and Ruud received aggregate payments of $5,000, $5,000, $5,000, $4,000, $1,000, $2,000, $5,000, and $5,000
respectively, for their services as directors.

         The Company grants options to its directors in accordance with the 1994 Directors' Stock Option Plan. Pursuant to the plan, all options granted under the plan have ten-year terms, vest in twelve equal monthly installments following the date of grant and have an exercise price equal to the fair market value on the date of grant. In fiscal 1999, Messrs. Merriman and Ruud, upon their respective appointment as a director, were granted options to purchase 10,000 shares each at an exercise price of $5.219 per share.

Required Vote

         Nine (9) persons have been nominated by the Board of Directors for election as directors at the Annual Meeting to serve until the next Annual Meeting and until their respective successors are elected or appointed. The nine
(9) nominees receiving the highest number of votes at the Annual Meeting will be elected as directors of the Company.

Recommendation of the Board of Directors

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE NOMINEES LISTED ABOVE.

             SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information with respect to beneficial ownership of the Company's Common Stock as of March 31, 2000 as to
(i) each person known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock, (ii) each director of the Company or director nominee who beneficially owns shares, (iii) the Company's Chief
Executive Officer and each of the executive officers of the Company whose total annual salary and bonus exceeded $100,000 during the year ended December 31, 1999, and (iv) all executive officers and directors of the Company as a group.
Unless otherwise  specified,  the address for each officer and director is 44259
Nobel Drive, Fremont, California 94538.

                                                                 Shares Beneficially Owned
                                                               -----------------------------
                                                                                     Percent
      Name and Address (1)                                     Number               of Total
      --------------------                                     ------               --------
      Advanced Lighting Technologies, Inc. (2)
      Wayne Hellman/Alan Ruud
      32000 Aurora Road
      Solon, OH 44139....................................    1,493,010                 33.0%

      David N. Ruckert (3)...............................      324,073                  7.6%

      Philip Wolfson  (4)................................      154,175                  3.8%

      Michael Feuer (5)..................................      117,234                  2.9%

      John B. Stuppin (6)................................      104,999                  2.6%

      Barry R. Greenwald (7).............................      102,700                  2.5%

      Frederick Martin (11)..............................       60,231                  1.5%

      Theodore L. Eliot, Jr. (9).........................       41,833                  1.0%

      J. Arthur Hatley (12)..............................       31,640                     *

      Jonathan Merriman (13) ............................

      B. J. Garet (10)...................................       30,833                     *

      Robert Connors (8).................................       23,500                     *

      All officers and directors as a group
      (16 persons)(14)...................................    2,747,672                 52.4%


* Less than one percent.

                                                                               5



1. To Fiberstars' knowledge, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

2. Includes 1,023,011 shares and 445,000 warrants that are exercisable on or before May 1, 2000 held by Advanced Lighting Technologies, Inc., of which Mr. Hellman is President and as to which Mr. Hellman disclaims beneficial ownership. Also includes 20,833 shares subject to outstanding stock options held by Mr. Hellman that are exercisable on or before May 1, 2000, and 4,166 shares subject to outstanding stock options held by Mr. Ruud that are exercisable on or before May 1, 2000.

3. Includes 190,000 shares subject to outstanding stock options exercisable on or before May 1, 2000.

4. Includes 40,833 shares subject to outstanding stock options exercisable on or before May 1, 2000.

5. Includes 44,635 shares subject to outstanding stock options exercisable on or before May 1, 2000.

6. Includes 43,333 shares subject to outstanding stock options exercisable on or before May 1, 2000, 1999.

7. Includes 99,246 shares subject to outstanding stock options exercisable on or before May 1, 2000.

8. Includes 23,500 shares subject to outstanding stock options exercisable on or before May 1, 2000.

9. Includes 1,000 owned by the Eliot Trust, of which Mr. Eliot is a beneficiary. Also, includes 40,833 shares subject to outstanding stock options exercisable on or before May 1, 2000.

10. Includes 30,833 shares subject to outstanding stock options exercisable on or before May 1, 2000.

11. Includes 59,000 shares subject to outstanding stock options exercisable on or before May 1, 2000.

12. Includes 31,000 shares subject to outstanding stock options exercisable on or before May 1, 2000.

13. Includes 35,000 owned by Mr. Merriman. Also, includes 4,166 shares subject to outstanding stock options exercisable on or before May 1, 2000.

14. Includes 748,209 shares subject to outstanding stock options exercisable on or before May 1, 2000.


                    EXECUTIVE COMPENSATION AND OTHER MATTERS

Summary Compensation Table

         The following table sets forth all compensation paid to the Company's Chief Executive Officer and certain other executive officers whose total annual salary and bonus exceeded $100,000 during the year ended December 31, 1999.

                                                 Summary Compensation Table

                                                                                              Long-Term
                                                                                             Compensation
                                                                                             ------------
                                                    Annual Compensation                         Awards
                                           ---------------------------------------            ----------
                                                                                              Securities
                                                                                              Underlying
                                          Fiscal                                               Options/          All Other
      Name and Principal Position          Year         Salary($)         Bonus($)              SARs(#)      Compensation(1)
      ---------------------------          ----         ---------         --------              -------      ---------------
David N. Ruckert                           1999         $190,800                 --             107,500         $5,894.16
President and Chief                        1998         $190,800                 --                   0         $5,340.84
Executive Officer                          1997         $171,000                 --              50,000         $4,741.00

Barry Greenwald                            1999          $80,000        $122,480.60              44,666         $1,092.20
Senior Vice President, Pool                1998          $80,000         $77,607.00                   0           $973.00
& Spa Division                             1997          $80,000         $99,920.00              30,000           $831.00

Fredrick Martin                            1999         $161,748                 --              31,500         $1,137.50
Chief Operating Officer                    1998         $150,166                 --                   0         $1,138.00
                                           1997         $111,304                 --              80,000         $1,138.00

J. Arthur Hatley                           1999          $80,000            $62,458                   0              $715
Vice President and                         1998          $76,000            $66,458                   0            $1,087
General Manager,                           1997          $76,000            $49,879              25,000              $186
Commercial Lighting

Robert Connors                             1999         $141,000                 --              21,000              $620
Vice President, Finance                    1998          $68,963                 --              50,000              $620
Chief Financial Officer                    1997               --                 --                   0                --


(1) Represents premiums paid on life insurance policies for the officer's benefit.


Stock Options Granted in Fiscal 1999

         The following table sets forth certain information for the year ended December 31, 1999 with respect to stock options granted to the individuals named in the Summary Compensation Table above.

                                      Option/SAR Grants in Fiscal Year 1999

                                                        Individual Grants in Fiscal 1999
                          ---------------------------------------------------------------------------------------
                                                        % of Total
                          Number of Securities          Options/ SARs
                           Underlying Options/           Granted to
                                 SARs                   Employees in            Exercise or Base       Expiration
     Name                    Granted(#)(1)               Fiscal Year              ($/Share)(2)            Date(3)
     ----                    -------------               -----------              ------------            -------
David N. Ruckert               107,500(4)                    0                        N/A                  N/A
Barry Greenwald                 64,666(5)                    0                        N/A                  N/A
Robert Connors                  21,000                       0                        N/A                  N/A
J. Arthur Hatley                21,000                       0                        N/A                  N/A
Fredrick Martin                 31,500                       0                        N/A                  N/A


(1) Such stock options vest as to 25% of the shares covered by the respective options on each anniversary of the grant date, becoming fully vested on the fourth anniversary of the date of grant. Under the terms of the Company's 1994 Stock Option Plan, the Board of Directors or a duly appointed committee of the Board retains the discretion, subject to certain limitations within the Option Plan, to modify, extend, or renew outstanding options and to reprice outstanding options, and to accelerate the vesting of options in the event of any merger, consolidation, or reorganization in which the Company is not the surviving corporation. Options may be repriced by canceling outstanding options and reissuing new options with an exercise price equal to the fair market value on the date of reissue which may be lower than the original exercise price of such canceled options.

(1a) Time Accelerated Restricted Stock Award Plan ("TARSAP") options granted include options issued with a 1 year vesting period which are also subject to achievement of Company and individual objectives.

(2) The exercise price on the date of grant was equal to 100% of the fair market value on the date of grant.

(3) Subject to earlier termination upon certain events related to termination of employment.

(4) The Board elected to regrant 50,000 options as a result of previously granted options having lapsed.

(5) The Board elected to regrant 43,666 options as a result of previously granted options having lapsed.


Option Exercises and Fiscal 1999 Year End Value

         The following table provides certain information concerning exercises of options to purchase the Company's Common Stock in the fiscal year ended December 31, 1999, and unexercised options held as of December 31, 1999, by the persons named in the Summary Compensation Table.

                             Aggregate Options/SAR Exercises in Last Fiscal Year and Fiscal
                                               Year-End Option/SAR Values

                                                                    Number of Securities        Value of Unexercised
                                                                   Underlying Unexercised            In-the-Money
                                                                   Options/SARs at Fiscal       Options/SARs at Fiscal
                                                                        Year End (#)               Year-End ($)(1)
                              Shares                                    ------------               ---------------
                            Acquired on          Value                  Exercisable /                Exercisable /
         Name               Exercise (#)       Realized ($)            Unexercisable                Unexercisable
         ----               ------------       ------------            -------------                -------------
David N. Ruckert                0                  0                  162,500/95,000               125,000/ 117,175
Barry Greenwald                 0                  0                   86,580/39,750               140,653/  44,370
Robert Connors                  0                  0                   12,500/39,750                21,875/  44,370
J. Arthur Hatley                0                  0                   25,000/36,000                16,875/  42,495
Fredrick Martin                 0                  0                   40,000/71,500                28,750/(327,070)


         Based upon the closing price of the Company's Common Stock on the Nasdaq National Market on the last trading day of fiscal 1999, which was $5.75.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         The Compensation Committee is currently comprised of five (5) members of the Board of Directors and is responsible for setting and monitoring policies governing the compensation of executive officers. The Compensation Committee reviews the performance and compensation levels for executive officers, sets salary and incentive levels and grants options under the Company's option plan. The objectives of the Committee are to correlate executive compensation with the Company's business objectives and performance and to enable the Company to attract, retain and reward executive officers who contribute to the long-term success of the Company. The Compensation Committee also seeks to establish compensation policies that allow the Company flexibility to respond to changes in its business environment.

         Salary. Salaries for executive officers are based on a review of salaries for similar positions requiring similar qualifications in similar industries. In determining executive officer salaries, the Compensation Committee has approved the use by management of information from salary surveys.

         The Compensation Committee annually assesses the performance and recommends to the Board of Directors the salary and overall compensation for the Company's President and Chief Executive Officer. The President and Chief
Executive Officer annually assesses the performance of all other executive officers and recommends salary increases to the Compensation Committee based on a number of factors such as performance evaluations, comparative data and other relevant factors. The Compensation Committee then reviews and approves the increases for any person with total compensation over $100,000.

         In addition to reviewing performance evaluations, the Compensation Committee also reviews the financial condition of the Company in setting salaries.

         The compensation for the Company's President and Chief Executive Officer is based on a package of salary, bonus and options which is established by the Compensation Committee each year, prior to the start of the year.

         Annual Incentive. The Compensation Committee administers an incentive plan to provide additional compensation to executives who meet established performance goals for the Company. In consultation with the Chief Executive Officer, the Compensation Committee annually determines the total amount of cash bonuses available for executive officers and certain other management employees. For fiscal 1999, awards under this bonus plan were contingent upon the Company's attainment of operating profit targets set by the Compensation Committee in consultation with the Chief Executive Officer. The target amount of bonuses for the Chief Executive Officer and senior executive officers was set by the Compensation Committee. Awards are weighted so that higher awards are received when the Company's performance reaches maximum targets and smaller awards are received when the Company's performance reaches minimum targets and no awards are made when the Company does not meet minimum performance targets. After the total eligible bonus pool is determined, annual incentives are paid to executive officers, based on their individual performance as determined by the Company's President and Chief Executive Officer. During fiscal 1999, the Company's President and Chief Executive Officer was eligible under this bonus incentive plan to receive a bonus of up to 15% of his then current base salary. The Company's performance in fiscal 1999 was on target and eight (8) bonuses were paid to Ruckert, Martin, Connors, Greenwald, Keplinger, Hatley, Awai and Chen. Consistent with the Company's objective of aligning compensation with performance, the Company anticipates that future bonus payments will be based on specific targets and performance.

         Stock Options. The Compensation Committee believes that employee equity ownership provides significant motivation to executive officers to maximize value for the Company's stockholders and, therefore, periodically grants stock options under the Option Plan at the then current market price. Stock options will only have value if the Company's stock price increases over the exercise price.

         The Compensation Committee grants options to executive officers after consideration of recommendations from the Chief Executive Officer. Recommendations for options are based upon the relative position, responsibilities of each executive officer, previous and expected contributions of each officer to the Company, previous option grants to such executive officers and customary levels of option grants for the respective position in other comparable companies. Options generally vest over a 4 year period at 25% per year. In 1999, executive officers were granted TARSAP options which vested upon achievement of Company and individual objectives during the fiscal year 1999. As a result of achieving these objectives in 1999, the TARSAP options granted were vested following completion of the Company's annual audit. 107,500 option grants were made to the Company's President and Chief Executive Officer during fiscal 1999 of which 50,000 options were regranted as a result of previously granted options having lapsed. Consistent with the Company's objective of aligning compensation with performance, the Company anticipates that future grants to incumbent executive officers will be based on specific targets and performance.

         The Company has considered the provisions of Section 162(m) of the Internal Revenue Code and related Treasury Department regulations which restrict deductibility of executive compensation paid to the Company's chief executive officer and each of the four other most highly compensated executive officers holding office at the end of any year to the extent such compensation exceeds $1,000,000 for any of such officers in any year and does not qualify for an exception under the statute or regulations. Income from options granted under the 1994 Stock Option Plan would generally qualify for an exemption from these restrictions so long as the options are granted by a committee whose members are non-employee directors. The Company expects that the Compensation Committee will generally be comprised of non-employee directors, and that to the extent such Committee is not so constituted for any period of time, the options granted during such period will not be likely to result in compensation exceeding $1,000,000 in any year. The Committee does not believe that in general other components of the Company's compensation will be likely to exceed $1,000,000 for any executive officer in the foreseeable future and therefore concluded that no further action with respect to qualifying such compensation for deductibility was necessary at this time. In the future, the Committee will continue to evaluate the advisability of qualifying its executive compensation for deductibility of such compensation. The Committee's policy is to qualify its executive compensation for deductibility under applicable tax laws as practicable.


                                                          COMPENSATION COMMITTEE

                                                          John B. Stuppin
                                                          Theodore L. Eliot, Jr.
                                                          Michael Feuer
                                                          B.J. Garet
                                                          Phil Wolfson


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Messrs. Stuppin, Eliot, Feuer, Garet and Wolfson served as members of the Compensation Committee during fiscal 1999. All Committee members are nonemployee directors.


STOCK PRICE PERFORMANCE GRAPH

Set forth below is a line graph comparing the cumulative total shareholder return on Fiberstars common stock against the cumulative total return of the Wilshire Smallcap Index and the Industrial Electrical Equipment and Corporate
Index for the period of five fiscal years commencing December 31, 1994 and ending December 31, 1999. The graph and table assume that $100 was invested on December 31, 1994 in each of Fiberstars common stock, the Wilshire Smallcap Index and the Industrial Electrical Equipment and Components Index, and that all dividends were reinvested. This data was furnished by MSN MoneyCentral Investor. Cumulative total shareholder return for Fiberstars common stock and the indexes are based on Fiberstars fiscal year.

[The following descriptive data is supplied in accordance with Rule 304(d) of Regulation S-T]


COMPARISON OF FIVE-YEAR CUMULATIVE RETURN AMONG FIBERSTARS, WILSHIRE SMALLCAP INDEX AND INDUSTRIAL ELECTRICAL EQUIPMENT AND COMPONENTS INDEX

                                                          PERFORMANCE GRAPH

                                                                  1994        1995        1996        1997        1998        1999
                                                                 ------      ------      ------      ------      ------      ------
Fiberstars, Inc.                                                 100.00       67.39       76.09       97.83       69.57      100.00
Wilshire Smallcap Index                                          100.00      107.07      148.83      186.66      183.75      250.01
Industrial Electrical Equipment and Components                   100.00      120.81      140.96      190.31      173.15      191.53

                                                                                                                                  10

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In 1987, the Company loaned David N. Ruckert, an officer and director, the amount of $75,000, and bearing an interest at the rate of 9% per year in connection with the purchase of shares of Common Stock. On June 9, 1994, the loan was amended by letter agreement. The loan was again amended and restated on April 23, 1998 as a loan in the amount of $75,000, bearing interest at the rate of 9% per year and due on April 23, 2003. The loan is secured by real property owned by Mr. Ruckert.

         In 1996, the Company made certain loans to Barry R. Greenwald, an officer, in the aggregate amount of $125,000, and bearing interest at the rate of 8% per year in connection with his purchase of a permanent residence. On
March 25, 1997, the loans were restructured as one loan in the amount of $125,000, which bore interest at 8% per year, compounded monthly, and was due and payable in full on December 31, 1999. Because of principle and interest repayment by Mr. Greenwald, this loan was restructured on March 15, 1998 as a loan in the amount of $106,600, bearing interest at 8% per year, compounded monthly, repayable in monthly installments of $2,500 that includes principle and accrued interest. The loan is secured by all shares of the Company's Common Stock owned by Mr. Greenwald acquired pursuant to the terms of the Company's 1994 Employee Stock Purchase Plan, the Company's 1988 Stock Option Plan and 1994 Stock Option Plan, and any shares issuable or potentially issuable pursuant to the 1988 Stock Option Plan and the 1994 Stock Option Plan. The outstanding balance of the loan as of March 31, 2000 was $64,089.54.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

         With the exception of the inadvertent failure to timely file a Form 4 by Philip Wolfson, which failure was subsequently corrected, to the Company's knowledge, based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1999, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were timely met.

       PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The    Board    of    Directors    has    appointed    the    firm   of
PricewaterhouseCoopers, LLP, independent public accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 2000, and recommends that shareholders vote for ratification of this appointment. In the event the shareholders do not ratify such appointment, the Board of Directors will reconsider its selection. Representatives of PricewaterhouseCoopers, LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be able to respond to appropriate questions from the shareholders.

         The ratification of the appointment of PricewaterhouseCoopers, LLP as the Company's independent auditors requires the affirmative vote of the holders of a majority of the shares of Common Stock present at the Annual Meeting in person or by proxy and entitled to vote.

Recommendation of the Board of Directors

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP, AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2000.


         PROPOSAL NO. 3: APPROVAL OF AMENDMENT TO 1994 STOCK OPTION PLAN

General

         The Company's 1994 Stock Option Plan was adopted by the Board of Directors and approved by the shareholders in 1994 (the "Option Plan"). As of April 21, 2000, no shares were available for future grants under the Option Plan, and 2,486 options for shares were granted in excess of the authorized amount under the 1994 Stock Option Plan. Of the shares granted, 39,159 shares were originally issuable pursuant to options granted under the Company's 1988 Stock Option Plan, which options were canceled, such that they were then available for grant under the Option Plan pursuant to its terms.

         The shareholders are being asked to approve the amendment to increase the number of shares of Common Stock reserved for issuance under the Option Plan by 200,000 shares from 1,350,000 to 1,550,000. The Board of Directors believes that the availability of an adequate stock option program is an important factor in attracting and retaining qualified officers, employees and consultants essential to the success of the Company and in aligning their long-term interests with those of the shareholders.

Summary of the Provisions of the Option Plan

         The following summary of the Option Plan is qualified in its entirety by the specific language of the Option Plan, a copy of which is available to any shareholder upon request.

General

         The Option Plan provides for the grant of incentive stock options within the meaning of section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and nonstatutory stock options. As of April 21,2000, 61,964 of the options to purchase Common Stock granted under the Option Plan had been exercised, options to purchase an aggregate of 1,329,681 shares remained outstanding, and no shares remained available for future grant under the Option Plan.

Shares Subject to Plan

         The shareholders have previously authorized the reservation of an aggregate of 1,350,000 shares of the Company's authorized but unissued or reacquired shares of Common Stock for issuance upon the exercise of options granted under the Option Plan. In addition, the Option Plan permits the issuance of shares subject to options granted under the 1988 Stock Option Plan which expire or are cancelled. As of April 21, 2000, there were 85,248 shares subject to outstanding options under the 1988 Stock Option Plan. The Option Plan imposes a limit under which no employee may receive in any fiscal year options to purchase in excess of 750,000 shares (the "Grant Limit"). Appropriate adjustments will be made to the shares subject to the Option Plan, to the Grant Limit, and to outstanding options upon any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company. To the extent that any outstanding option under the Option Plan expires or terminates prior to exercise in full or if shares issued upon exercise of an option are repurchased by the Company, the shares of Common Stock for which such option is not exercised or the repurchased shares are returned to the Option Plan and become available for future grant.

Administration

         The Option Plan is  administered  by the Board of  Directors  or a duly appointed committee of the Board (hereinafter referred to as the "Board"). Subject to the provisions of the Option Plan, the Board determines the persons to whom options are to be granted, the number of shares to be covered by each option, whether an option is to be an incentive stock option or a nonstatutory stock option, the timing and terms of exercisability of each option or the vesting of shares acquired upon the exercise of an option, including the effect thereon of an optionee's termination of service, the exercise price of and the type of consideration to be paid to the Company upon the exercise of each option, the duration of each option, and all other terms and conditions of the options. The Board will interpret the Option Plan and options granted thereunder, and all determinations of the Board will be final and binding on all persons having an interest in the Option Plan or any option.

Eligibility

         Options may be granted under the Option Plan to employees, directors and consultants of the Company or of any present or future corporations affiliated with the Company. As of April 21, 2000, the Company had approximately one hundred thirty (130) employees, including eight (8) executive officers. The Company's eight (8) non-employee directors are ineligible under the Option Plan. The Option Plan also permits options to be granted to prospective employees and consultants in connection with written offers of employment or engagement, provided that such options may not become exercisable prior to the individual's commencement of service. While any person eligible under the Option Plan may be granted a nonstatutory option, only employees may be granted incentive stock options.

Terms and Conditions of Options

         Each option granted under the Option Plan is evidenced by a written agreement between the Company and the optionee specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the plan. The exercise price of each incentive stock option granted under the Option Plan, as well as any nonstatutory option granted to any of the Company's executive officers named in the Summary Compensation Table (See "Executive Compensation and Other Matters"), must equal at least the fair market value of a share of the Company's Common Stock on the date of grant. The exercise price of any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a "Ten Percent Shareholder") must be at least 110% of the fair market value of a share of the Company's Common Stock on the date of grant. On April 21, 2000, the closing price of a share of the Company's Common Stock was $8.25 as reported on the Nasdaq National Market.

         The method of payment of option exercise price is determined by the Board, and payment may be made in cash, by check, promissory note, other shares of Common Stock that, in the case of shares acquired upon exercise of an option, have been beneficially owned by the optionee for at least six months, with a fair market value on the surrender date equal to the aggregate exercise price of the shares as to which such option shall be exercised, or authorization from the Company to retain from the total number of shares as to which the option is exercised that number of shares having a fair market value on the date of exercise equal to the exercise price for the total number of shares as to which the option is exercised. The Company may also authorize as payment the delivery of a properly executed notice and irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the exercise price and any applicable income or employment taxes or delivery of an irrevocable subscription agreement for the shares that irrevocably obligates the optionholder to take and pay for the shares not more than twelve months after the date of delivery of the subscription agreement. The Board may also authorize payments by any combination of the above methods or such other consideration and method of payment for the issuance of shares to the extent permitted under applicable laws.

         Option grants under the Option Plan become exercisable and vested at such times and subject to such conditions as specified by the Board. Generally, options granted under the Option Plan become exercisable in installments over a period of time specified by the Board at the time of grant, subject to the optionee's continued services with the Company. However, the Board also may grant options that are exercisable immediately on and after the date of grant, subject to the right of the Company to reacquire at the optionee's exercise price any unvested shares held by the optionee under termination of service or if the optionee attempts to transfer any unvested shares. Shares acquired under such options generally vest in installments subject to the optionee's continued service. The Option Plan provides that the maximum term of an incentive stock option is ten years, unless granted to a Ten Percent Shareholder, in which case the maximum term is five years. Consistent with the Internal Revenue Code of 1986, as amended (the "Code"), the Option Plan does not limit the term of a nonstatutory stock option (except as described in the preceding sentence). Options are nontransferable by the optionee other than by will or by the laws of descent and distribution, and are exercisable during the optionee's lifetime only by the optionee. However, under the Option Plan, a nonstatutory stock option may be assignable or transferable to the extent permitted by the Board and set forth in the option agreement.

Transfer of Control

         The Option Plan provides that in the event of the proposed dissolution or liquidation of the Company, options granted pursuant to the Option Plan will terminate immediately prior to the consummation of the proposed action, unless otherwise provided by the Board. The Board may, in its sole discretion, declare that any such options will terminate as of a date fixed by the Board, and give each optionee the right to exercise their option as to all or any part of the shares subject to such options, including shares as to which the options would not otherwise be exercisable. The Option Plan further provides that in the event of a proposed (i) sale of all or substantially all of the assets of the Company, or (ii) merger of the Company with or into another corporation, the Company's outstanding options will be assumed or an equivalent option substituted by such acquiring or successor corporation or its parent or subsidiary, unless the Board, in its sole discretion, and in lieu of such assumption or substitution, gives optionees the right to exercise their options as to some or all of the shares subject to such options, including shares as to which the options would not otherwise be exercisable.

Termination or Amendment

         The Option Plan will continue in effect until the earlier of its termination by the Board or the date on which all shares available for issuance under the Option Plan have been issued and all restrictions on such shares under the terms of the plan and the option agreements have lapsed, provided that all incentive stock options must be granted within ten years of April 28, 1994, the date on which the Board approved the Option Plan. The Board may terminate or amend the Option Plan at any time. However, without shareholder approval, the Board may not adopt any revision or amendment requiring shareholder approval in order to preserve the qualification of the Plan under Rule 16b-3, or any change in the limitation on grants to employees per fiscal year as other changes that would require shareholder approval to qualify options granted under the Option Plan as performance-based compensation under Section 162(m) of the Code, including an increase in the total number of shares of Common Stock issuable under the Option Plan. No amendment may adversely affect an outstanding option without the consent of the optionee, unless the amendment is required to preserve the option's status as an incentive stock option or is necessary to comply with any applicable law.

Summary of United States Federal Income Tax Consequences of the Option Plan

         The following summary is intended only as a general guide as to the United States federal income tax consequences under current law of participation in the Option Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

Incentive Stock Options

         An optionee recognizes no taxable income for regular income tax purposes as the result of the grant or exercise of an incentive stock option qualifying under section 422 of the Code. Optionees who do not dispose of their shares for two years following the date the option was granted nor within one year following the exercise of the option normally will recognize a long-term capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year from the date of exercise (a "disqualifying disposition"), the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. A capital gain or loss will be mid-term or long-term if the optionee's holding period is more than 12 months. Any ordinary income recognized by the optionee upon the disqualifying dispositions of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder.

         The difference between the option exercise price and the fair market value of the shares on the exercise date of an incentive stock option is an adjustment in computing the optionee's alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

Nonstatutory Stock Options

         Options not designated or qualifying as incentive stock options will be nonstatutory stock options. Nonstatutory stock options have no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the exercise date. If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. A capital gain or loss will be long-term if the optionee's holding period is more than 12 months. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder.

Vote Required and Board of Directors' Recommendation

         The affirmative vote of a majority of the votes cast at the Annual Meeting of Shareholders, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Abstentions will have the same effect as a negative vote. Broker non-votes, on the other hand, will have no effect on the outcome of the vote.

The Board of Directors believes that the increase in the share reserve of the Option Plan is in the best interests of the Company and the shareholders. THEREFORE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE INCREASE IN THE SHARE RESERVE OF THE OPTION PLAN.


                  DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

         Pursuant to Rule 14a-4(c)(i) of the Exchange Act, the Company's proxy for the 2000 Annual Meeting of Shareholders may confer discretionary authority to vote on any proposal submitted by a shareholder if written notice of such proposal submitted by a shareholder if written notice of such proposal is not received by the Company at its officers at 44259 Nobel Drive, Fremont, CA 94538, on or before March 16, 2001, or, if the 2001 Annual Meeting of Shareholders is held more than 30 days before or after May 24, 2000, within a reasonable time before the mailing of the Company's proxy materials for the 2001 Annual Meeting of Shareholders.

         Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company's 2001 Annual Meeting of Shareholders must be received by the Company no later than January 2, 2001 to be considered for inclusion in the proxy statement and form of proxy relating to such meeting.

                                  OTHER MATTERS

         The Board of Directors knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, then the persons named in the enclosed form of proxy will vote the shares they represent in such manner as the Board may recommend.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            /s/   DAVID N. RUCKERT
                                            ------------------------------------
                                            DAVID N. RUCKERT
                                            President, Chief Executive Officer,
                                            Chief Operating Officer and Director


Dated:  May 1, 2000

                                                                      Appendix A


                                FIBERSTARS, INC.
                    Proxy for Annual Meeting of Shareholders

                      -------------------------------------


         The undersigned hereby appoints David N. Ruckert and Robert Connors, or each of them, proxy and attorney-in-fact, with full power to designate a substitute representative, to represent the undersigned and to vote all of the shares of stock in Fiberstars, Inc., a California corporation (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of the Shareholders of the Company to be held at the Mandarin Oriental Hotel, 222 Sansome Street, San Francisco, CA 94104, at 2:00 P.M.local time, and at any adjournment thereof as hereinafter specified upon the proposals listed below and as more particularly described in the Proxy Statement of the Company dated May 1, 2000 (the "Proxy Statement"), receipt of which is hereby acknowledged.

1. A vote FOR the election of the following individuals is recommended by the Board of Directors:

         (INSTRUCTION: TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL NOMINEE,
          STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

         Theodore L. Eliot, Jr.       Michael Feuer, Ph.D.        B.J. Garet
         David N. Ruckert             John B. Stuppin             Philip Wolfson
         Wayne R. Hellman             Alan Ruud                   Jon Merriman

                  [  ] FOR          [  ] WITHHOLD AUTHORITY         [  ] ABSTAIN

2. A vote FOR the ratification of the appointment of PricewaterhouseCoopers L.L.P. as the Company's independent auditors for the year ending December 31, 2000 is recommended by the Board of Directors.

                  [  ] FOR          [  ] WITHHOLD AUTHORITY         [  ] ABSTAIN

3. A vote FOR the approval of the proposal to amend the 1994 Stock Option Plan to increase the number of shares of the Company's Common Stock reserved for issuance under the Plan is recommended by the Board of Directors.

                  [  ] FOR          [  ] WITHHOLD AUTHORITY         [  ] ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. The shares represented hereby will be voted as specified. If no specification is made, such shares will be voted FOR the above proposals 1, 2, and 3.

Dated:  ________, 2000             Signature(s) ________________________________

(Be sure to date Proxy)            _____________________________________________
 ---------------------
                                   _____________________________________________
                                   Print or type shareholder's name

                                   IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. PLEASE DATE, SIGN, AND RETURN THE PROXY PROMPTLY IN THE ENCLOSED, STAMPED ENVELOPE.

                                   I plan to attend the meeting.

                                   Yes _____    No _____

(Please print address change (if any) on label below)